UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously-disclosed retirement and related resignation of Kelvin R. Coppock as Senior Vice President, Contracts, on June 30, 2017, Vectrus Systems Corporation (the “Company”) and Mr. Coppock entered into a Separation Agreement and Complete Release of Liability, dated June 30, 2017 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company and Mr. Coppock agreed that (i) his last day of active full-time employment with the Company will be June 30, 2017 (the “Separation Date”), (ii) the Company will continue to pay Mr. Coppock his present salary at the rate of $276,764.80 per year, payable in normal bi-weekly payments for the period from July 1, 2017 through February 28, 2019 (the “Severance Pay Period”), (iii) he will be paid for any accrued, unused paid time off (“PTO”), (iv) he will be eligible for consideration for a pro-rata bonus for 2017 payable in 2018 based on six months of active employment in 2017, (v) he will be eligible to continue participation in the Company’s medical, dental and vision plans through the Severance Pay Period, with the Company and Mr. Coppock continuing to share the monthly premium expense for such coverage through the Severance Pay Period (subject to the Company’s Senior Executive Severance Pay Plan), and the COBRA continuation period will run concurrently from the Separation Date, (vi) he will not be eligible to participate in any other Company benefit plans, policies, programs and arrangements following the Separation Date and his remaining rights in such plans, policies, programs and arrangements following the Separation Date shall be governed by the terms thereof, (vii) his outstanding equity awards will be treated in accordance with the terms of the applicable plan and award agreements, (viii) he will be eligible for Company-paid executive outplacement services for up to six months and (ix) he will be available upon reasonable notice during the Severance Period to assist the Company in the defense of certain legal or administrative actions or proceedings, at the Company’s request, at the rate of $133.06 per hour.

In addition, the Separation Agreement generally provides that the obligations of the Company described above are subject to certain conditions, which, if not complied with by Mr. Coppock, could require him to return any severance payments and any bonus payment made to him and pay any legal fees incurred by the Company to recover such payments. The Separation Agreement, which is subject to a seven-day revocation period, also provides for a release of liabilities.

The foregoing description of the terms of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement. A copy of the Separation Agreement is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.01	Separation Agreement and Complete Release of Liability, dated June 30, 2017, between Vectrus Systems Corporation and Kelvin R. Coppock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2017	VECTRUS, INC.
	By:	/s/ Kathryn S. Lamping
	Its:	Assistant Secretary

EXHIBIT INDEX

EXHIBITS

Exhibit
No.	Description
10.01	Separation Agreement and Complete Release of Liability, dated June 30, 2017, between Vectrus Systems Corporation and Kelvin R. Coppock